                                                                   EXHIBIT 99.01

            DEL GLOBAL TECHNOLOGIES ANNOUNCES DISTRIBUTION AGREEMENT
                          WITH AFP IMAGING CORPORATION

VALHALLA,  NY - July 27,  2005 -- Del Global  Technologies  Corp.  (DGTC)  ("Del
Global" or "the  Company")  today  announced  that its  subsidiary,  Del Medical
Imaging Corp.  ("DMI"),  has entered into a two-year  agreement with AFP Imaging
Corporation  ("AFP") under which AFP will exclusively sell,  install and service the DMI manufactured  Universal(TM) and VetTek lines of veterinary x-ray systems worldwide.

These  systems  produce  and  capture  large  format (up to 14" x 17") images in either  state-of-the-art  digital  or  x-ray  film  based  modalities.  They are adaptable to fit most any office, need or budget, while providing superior image quality across a wide range of large and small animal studies.

Walter  Schneider,  Chief  Executive  Officer  of Del  Global,  commented,  "The
Universal  and VetTek  x-ray  systems  have strong  brand  awareness  and a long history  of  success,  while  AFP has  established  a  ten-year  history  in the veterinary  marketplace  with film and digital dental x-ray  products.  AFP will combine current Universal dealers with its existing dealer network, resulting in a larger  distributor  base than is  currently  utilized by DMI. We believe that this will result in increased  sales and market share for our  products.  As the migration from film-based  systems to digital  progresses,  we also believe that
DMI's products offer a compelling performance and value proposition."

David Vozick, Chairman of AFP said, "We are extremely pleased to enter into this relationship,  and  believe  that it will  produce  results  that  are  mutually beneficial  to AFP and DMI.  The  veterinary  field is in the  early  stages  of transition from analog to digital systems,  at the same time that  discretionary spending for  sophisticated,  companion  animal  healthcare  and  diagnostics is becoming an  increasingly  important  part of pet ownership in many parts of the world."

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to:  the  ability  of AFP and DMI to  successfully execute this distribution agreement;  the ability of Del Global to implement its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

CONTACT:
     Del Global Technologies Corp.
     Walter F. Schneider / Mark Koch, 914-686-3650
     or
     Investor Relations:
     The Equity Group Inc.
     Devin Sullivan, 212-836-9608
     or
     Adam Prior, 212-836-9606